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                             DAVID T. THOMSON, P.C.
                             Post Office Box 571605
                               Murray, Utah 84157


April 20, 2001

Securities and Exchange Commission
Washington, DC 20549

Re:  Cyberopticlabs, Inc.

Dear Sirs,

I have reviewed Item 4 (Change in Registrant's Principal Certifying Accountant) of the Form 8-K report, dated April 20, 2001. I am in agreement with the statements presented therein so far as such statements pertain to David T. Thomson, P.C.


Sincerely,

/s/ David T. Thomson, P.C.
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David T. Thomson, P.C.